EXHIBIT 10.2

AMENDED AND RESTATED
MEMBERSHIP INTEREST PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED MEMBERSHIP INTEREST PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is dated as of this 31st day of May, 2011 (the “Effective Date”), by and among Digital Valleys Corp., a Nevada corporation (with its successors and permitted assigns, “Pledgor”), and James H. Edsel, Nancy Edsel, and James Edsel, Jr. (collectively with their successors and permitted assigns and designees, “Secured Party”), and is given by Pledgor in favor of Secured Party pursuant to the Assignment and Novation Agreement, dated as of May 31st, 2011 (the “Novation Agreement”), by and among Secured Party, Pledgor and High Plains Oil, LLC, a Nevada limited liability company (“High Plains”).  Secured Party, Pledgor, and High Plains are collectively referred to herein as the “Parties.”

RECITALS:

A.           High Plains and Secured Party entered into a Membership Interest Purchase Agreement, dated as of January 1, 2011 (the “High Plains Purchase Agreement”), pursuant to which High Plains purchased from Secured Party, and Secured Party sold to High Plains, all the outstanding Membership Interests (the “Interests”) of JHE Holdings, LLC, a Texas limited liability company (the “Company”), for a purchase price of $8,000,000.00, $500,000.00 of which was paid in cash by High Plains and $7,500,000.00 of which is payable pursuant to and in accordance with a certain Promissory Note, dated as of January 1, 2011 (the “Note”), executed by High Plains and payable to the order of Secured Party, in the stated principal amount of $7,500,000.00.

B.           Pursuant to and in accordance with the High Plains Purchase Agreement, High Plains and Secured Party entered into a Membership Interest Pledge and Security Agreement, dated as of January 1, 2011 (the “Pledge Agreement”), for the purpose of securing the obligations of High Plains to Secured Party under the Note, the High Plains Purchase Agreement, and the related transaction documents.

C.           Pursuant to a Membership Interest Purchase Agreement, dated as of May 31, 2011 (the “Purchase Agreement”), Pledgor has purchased from High Plains, and High Plains has sold to Pledgor, all of the Interests of the Company, in consideration for, among other consideration, the payment by Pledgor to Secured Party of the $1,000,000 installment payment under the Note due June 1, 2011 (but payable on the Closing Date), the assumption by Pledgor of all of High Plains’ obligations and liabilities under the Note, the assumption by Pledgor of all of High Plains’ obligations and liabilities under the Pledge Agreement, and the assignment and the transfer by the Company of a 10% contractual profits interest in the Company (which does not constitute a membership interest or other equity interest in the Company, as further defined in the Amended and Restated Limited Liability Company Agreement) to High Plains (the “Retained Profits Interest”), subject to a first right of refusal granted to the Pledgor.

D.           In connection with the execution of the Purchase Agreement, the Parties entered into the Novation Agreement under which Pledgor agreed to assume all of High Plains’ obligations and liabilities under the Note and the Pledge Agreement and Pledgor and Secured Party agreed to enter into this Agreement to amend and restate the Pledge Agreement in its entirety.

E.           The obligations and liabilities of Pledgor under this Agreement will continue to be guaranteed by the Company pursuant to that certain Guaranty Agreement, dated January 1, 2011 (the “Guaranty”), by and between the Company and Secured Party, and the obligations and liabilities of the Company under the Guaranty will continue to be secured by the security interest in the assets of the Company granted by the Company to Secured Party pursuant to that certain Security Agreement dated as of January 1, 2011 (the “Company Security Agreement”), by and between the Company and Secured Party.

AGREEMENT:

THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor agrees with Secured Party as follows:

1.      Definitions.  Defined terms used in this Agreement (i.e. those with their initial letter capitalized) shall be defined as set forth in this Section 1, unless expressly stated otherwise.  All references in this Agreement to a Recital or a Section are to a Recital or a Section of this Agreement, unless expressly stated otherwise.

(a) All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the High Plains Purchase Agreement.

(b) Terms defined in the Uniform Commercial Code as in effect in the State of Texas (as it has been or may be amended or revised from time to time, the “Texas UCC”), or, if so required with respect to any particular Collateral by mandatory provisions of applicable Law, as in effect in the jurisdiction in which such Collateral is located (as it has been or may be amended or revised from time to time, the “Other Jurisdiction UCC;” and together with the Texas UCC, the “UCC”), have the definitions given such terms in the UCC.

(c) As used in this Agreement, in addition to the terms defined in the Recitals, the following terms have the following meanings:

Certificates has the meaning given such term in Section 4.

Closing Date has the meaning given such term in the Purchase Agreement.

Collateral has the meaning given such term in Section 2.

Control has the meaning given such term in Section 9.314 of the UCC.

Event of Default has the meaning given such term in Section 12.

Financial Asset has the meaning given such term in Section 8.102(a)(9) of the UCC.

Financial Statement has the meaning given such term in Section 8(o).

Interest Rights means any securities, dividends, or other distributions and any other right or property which Pledgor shall receive or be entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for the Interests or any other Securities constituting Collateral, any right to receive Securities, and any right to receive earnings, in which Debtor has or hereafter acquires any right, issued by the Company.

Investment Property has the meaning given such term in Section 9.102(a)(49) of the UCC, and in any event shall include, without limitation, each of the following, whether now owned or hereafter acquired by Pledgor:  (i) any Security at any time issued or existing in respect of the Interests; (ii) any security entitlement at any time issued or existing in respect of the Interests; and (iii) any securities account at any time issued or existing in respect of the Interests.

Lien means any lien, mortgage, pledge, security interest, encumbrance, adverse claim, title defect, title retention agreement, voting trust agreement, property settlement or marital dissolution agreement, preemptive right, right of first refusal, or other interest, equity, option, restriction, or charge of any kind.

Obligations has the meaning given such term in Section 5.

Permitted Assignee means any Person to whom or which a Permitted Transfer is made.

Permitted Transfer has the meaning given such term in Section 8(b).

Proceeds has the meaning given such term in Section 9.102(a)(65) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral including, without limitation, any dividends, any distributions, and any proceeds of any redemption of the Collateral.

Secured Obligations means the Obligations, including, without limitation, any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, whether or not allowed or allowable in such proceeding.

Security has the meaning given such term in Section 8.102(a)(15) of the UCC.

Transaction Documents has the meaning given such term in Section 5.

Transfer means, with respect to any item, (a) any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, distribution, or other disposition of such item, any part thereof, or any interest therein, including, if the item consists of the Interests or any other Membership Interest in the Company, any pledge or assignment of rights to receive distributions in respect of the Interests or such other Membership Interest, in each case whether voluntary or involuntary, and whether during a Person’s lifetime or upon or after the Person’s death, including any Transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment; or (b) if the context requires, the act of making any of the foregoing.

Vested Assets has the meaning given to such term in Section 6.

Vested Assets Assignment has the meaning given to such term in Section 6.

2.    Pledge; Grant of Security Interest.  As collateral security for the prompt and complete payment and performance of the Obligations, Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers unto Secured Party, and hereby grants to Secured Party, a first priority continuing security interest and Lien in, on and to 100% of the issued and outstanding Interests, together with (a) all rights, benefits, and privileges attributable to such Interests and any and all other rights, benefits, and privileges that Pledgor has or may in the future have in respect of the Company and the properties and assets of the Company, (b) all economic benefits, of any kind, attributable to the Interests, (c) the Proceeds thereof, and (d) all Interest Rights, cash, additional Securities, or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for any and all such collateral (all such collateral, all rights, benefits, and privileges attributable thereto, all economic benefits attributable thereto, the Proceeds thereof, and all Interest Rights, cash, additional securities, and other property now or hereafter pledged hereunder are hereinafter collectively called the “Collateral”).

3.    Assumption and Release of Obligations and Liabilities of High Plains.

(a) Pledgor hereby assumes all of the rights, obligations and liabilities of High Plains under the Pledge Agreement, and Secured Party hereby agrees and consents to the assumption by Pledgor of all of the obligations and liabilities of High Plains under the Pledge Agreement, and each of Pledgor and Secured Party forever releases and discharges High Plains from, and covenants not to sue or otherwise institute or prosecute, or cause to be instituted or prosecuted, or aid, assist, or cooperate with the institution or prosecution of, any legal or administrative proceedings against High Plains with respect to, any and all claims, debts, liabilities, demands, obligations, promises, damages, causes of action and claims for relief of any kind, manner, nature and description, known or unknown, fixed or contingent, in connection with the Pledge Agreement or arising out of any act or omission by High Plains occurring before the execution of this Agreement.

(b) Pledgor acknowledges, ratifies, and reaffirms the validity and enforceability of the Pledge Agreement at all times prior to the execution and delivery of this Agreement and all Liens granted thereunder by High Plains to Secured Party as collateral security for the obligations of High Plains to Secured Party under the Note, the High Plains Purchase Agreement, and the related transaction documents.

4.    Perfection; UCC Filings.

(a) To perfect the security interest in the Collateral granted hereby, concurrently with the execution hereof, Pledgor is delivering to Secured Party the certificates evidencing the Interests (the “Certificates”), duly endorsed for transfer to Secured Party or accompanied by duly executed Membership Interest powers.  Secured Party shall hold the Certificates as security for the Note and the Obligations and upon indefeasible payment in full of the Note and the Obligations shall return the Certificates to Pledgor.

(b) Pledgor acknowledges Secured Party’s rights in the Collateral and acknowledges that it has made the appropriate entries in the Company’s books and records to effect and evidence the granting of a security interest in the Collateral to Secured Party.

(c) To further perfect the security interest in the Collateral, if requested at any time while the Obligations are outstanding, Pledgor hereby irrevocably authorizes Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as all the Interests and other items of Collateral or words of similar effect, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Pledgor is an organization, the type of organization, and any organization identification number issued to Pledgor by its jurisdiction of formation.  Pledgor agrees to furnish any such information to Secured Party promptly upon request.

5.    Obligations Secured.  This Agreement is made, and the security interest created hereby is granted to Secured Party, to secure prompt and complete payment and performance of (a) the principal, interest, and all other indebtedness of Pledgor to Secured Party evidenced by the Note, together with all amendments, restatements, modifications, renewals, and extensions thereof, (b) all debts, obligations, and liabilities of Pledgor at any time owing to Secured Party under, pursuant to, or in respect of the Note, this Agreement, the Novation Agreement, and any other agreement, instrument, or document executed by Pledgor in respect of or in connection with the Note, this Agreement, or the Novation Agreement (collectively, the “Transaction Documents”); (c) all costs and expenses, including, without limitation, all reasonable attorneys’ fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement, (d) all other obligations, indebtedness, and liabilities of Pledgor to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, (e) all amounts owed under any extension, renewal, or modification of any of the foregoing, and (f) any of the foregoing that arises after the filing of a petition by or against Pledgor under the Bankruptcy Code, even if the obligations due do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise (all of the foregoing, collectively, the “Obligations”).

6.    Vesting.  Secured Party agrees that at such time as all accrued and unpaid interest, together with at least fifty percent (50%) of the original principal amount of the Note, have been indefeasibly paid to Secured Party as payments on the Note (the “Vesting Date”), from the Vesting Date and thereafter as each payment of principal is made by Pledgor to Secured Party under the Note, a corresponding undivided portion or percentage of all Company Oil and Gas

Properties, as defined in the Novation Agreement, shall vest in Pledgor and be released from the transfer restrictions under the terms of this Agreement (the “Vested Assets”), such that the Pledgor may transfer, assign or otherwise convey the Vested Assets or that if an Event of Default occurs and Secured Party exercises or intends to exercise its remedies hereunder, Pledgor and Secured Party shall take such actions and execute such documents as are reasonably necessary to cause the Company to execute an assignment (the “Vested Asset Assignment”), to assign the Vested Assets (i) 10% to High Plains in exchange for termination of the Retained Profits Interests and (ii) the balance to Pledgor.  If Secured Party sells the Collateral at a private or public sale as permitted under the terms of this Agreement, such sale shall be made subject in all respects to the obligation to cause the Company to make the Vested Asset Assignment; provided, however, that Secured Party and Pledgor agree that they will use their best efforts to cause the Vested Asset Assignment to be made before any such private or public sale of the Collateral.  The Vested Assets shall be calculated as follows:

V = [1-(A/B)]

Where:	V = Vested Assets, or the portion of Company Oil and Gas Properties assignable to Pledgor

A = Principal and Accrued Interest Due Under the Note

B = $7,500,000

For purposes of clarification and by way of example, following the payment by Pledgor to Secured Party of principal under the Note in the aggregate amount of $4,000,0000, then 53.33% (calculated [1-($3,500,000/$7,500,000)] = 53.33%)) of the Company Oil and Gas Properties shall be deemed to have vested in the Pledgor, and shall be deemed to be Vested Assets.

7.    Representations and Warranties.  Pledgor hereby represents and warrants to Secured Party that (a) Pledgor is the legal and equitable owner of, and has good and valid rights in and title to, the Collateral, (b) Pledgor has the requisite power and authority to enter into and perform this Agreement and to pledge and grant the security interest in the Collateral pursuant to this Agreement, (c) Pledgor holds the Collateral free and clear of all liens, charges, encumbrances, and security interests of every kind and nature other than the Retained Profits Interest and the security interest and Lien granted to Secured Party pursuant to this Agreement, (d) Pledgor is a Nevada corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, Pledgor is registered to do business in Texas, the execution and delivery of this Agreement by Pledgor has been duly authorized by proper corporate proceedings, and this Agreement constitutes a legal, valid, and binding obligation of Pledgor which is enforceable against Pledgor in accordance with its terms, subject to the application of bankruptcy Laws and other Debtor Relief Laws and general principles of equity, (e) there is no action or proceeding initiated by or against Pledgor that is pending or, to the Knowledge of Pledgor, threatened, which would or reasonably could materially and adversely affect (i) the rights of Secured Party under this Agreement, (ii) Pledgor’s ability to perform its obligations under the Note, this Agreement, the Novation Agreement, and any other Transaction Documents, or (iii) the validity, perfection, or priority of Secured Party’s security interest and Lien in the Collateral, (f) the execution and delivery by Pledgor of this Agreement will not result in the violation of or default under any agreement or any Law applicable to Pledgor or the Company, (g) the pledge of the Collateral by Pledgor pursuant to this Agreement is permitted under all agreements to which Pledgor is a party or by which it is bound, (h) Pledgor has not conducted business under any name except the name in which it has executed this agreement, (i) no financing statement describing all or any part of the Collateral has been filed in any jurisdiction except financing statements naming Secured Party as the secured party, (j) when the Certificates have been delivered to and are in the Control of Secured Party, and when financing statements have been filed in the appropriate offices against Pledgor, Secured Party will have a fully perfected first priority security interest in the Collateral for all purposes under Article 9 of the UCC, (k) no Event of Default exists, and (l) the Certificates delivered to Secured Party are Securities as a result of actions by the Company, but if for any reason such Certificates are not Securities the filing of a financing statement will be effective to perfect the security interest therein as a general intangible.

8.    Covenants by Pledgor.  Pledgor hereby covenants that, until such time as the Obligations have been fully paid, performed, and satisfied:

(a) After the occurrence and during the continuance of an Event of Default, all payments or distributions of cash or other assets made by or on behalf of the Company with respect to or on account of the Collateral shall be made directly to Secured Party (it being acknowledged by Secured Party that distributions may be made to Pledgor at any time and from time to time so long as no Event of Default is continuing);

(b) Pledgor shall not Transfer any of the Collateral or any interest therein,  or create, incur, or permit to exist any Lien in or with respect to any of the Collateral, or the Proceeds thereof, except with respect to the Vested Assets and except that, so long as no Event of Default has occurred and is continuing, Pledgor may Transfer a portion of the Interests to any Person so long as (i) the Proceeds of the Transfer of such portion of the Interests are applied promptly following such Transfer to the outstanding principal and interest of the Note, (ii) the Interests Transferred by Pledgor remain subject to the security interest therein granted in this Agreement, and (iii) the Permitted Assignee to whom or which a portion of the Interests is Transferred shall execute and deliver a joinder agreement, in such form as Secured Party shall require, pursuant to which such Permitted Assignee shall become a party to this Agreement as if such Permitted Assignee were the Pledgor hereunder (any such Transfer, a “Permitted Transfer”);

(c) Any Transfer of, or the creation of any Lien on, an asset or property of the Company shall be subject to Secured Party’s prior written approval, following Pledgor’s provision of not less than three Business Days’ prior written notice to Secured Party, Secured Party’s consent to any such transaction shall not be unreasonbly withheld.  The Proceeds of any Transfer of any asset or property of the Company shall be promptly paid or distributed by the Company to Pledgor and promptly applied to the outstanding principal and interest of the Note.  Pledgor will not at any time allow the Company to incur or suffer to exist any indebtedness for borrowed money, capital leases, or otherwise, other than trade payables arising in the ordinary course of business of the Company without the prior written approval of Secured Party, which shall not be unreasonbly withheld.

(d) No new members of the Company shall be admitted to the Company, no new membership interests in the Company shall be authorized, issued, or sold, and no agreement with respect to the authorization, issuance, or sale of any new membership interests in the Company shall be entered into by Pledgor, the Company, or any other Person, without the prior written consent of Secured Party (which Secured Party may withhold in its absolute discretion); provided, that any Permitted Assignee may be admitted as a member of the Company in respect of the portion of the Interests sold to such Permitted Assignee by Pledgor;

(e) Pledgor shall promptly deliver to Secured Party a copy of all written notices or correspondence of any nature received by Pledgor with respect to the Collateral;

(f) Pledgor shall, at Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as Secured Party from time to time may reasonably request in order to ensure to Secured Party the benefits of the security interest and lien in and to the Collateral intended to be created by this Agreement;

(g) After the occurrence and during the continuance of an Event of Default, neither Pledgor, nor any of its members, nor any affiliated, related, or associated party or Person shall, prior to the payment in full of the Note, demand, accept, or receive any payment, distribution, or other consideration, directly or indirectly, from the Company;

(h) Pledgor will maintain complete and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral as Secured Party shall from time to time reasonably request.  Pledgor will permit Secured Party, by its representatives and agents (i) to examine and make copies of the records of Pledgor relating to the Collateral and (ii) to discuss the Collateral and the related records of Pledgor with, and to be advised as to the same by, Pledgor’s officers and employees, at Secured Party’s principal place of business and at such times and intervals as Secured Party may reasonably request (such access not to be unreasonably withheld by Pledgor), and all at Pledgor’s expense;

(i) Pledgor will pay when due all taxes, assessments, and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no tax or similar Lien exists;

(j) Pledgor will give prompt notice in writing to Secured Party of the occurrence of any Event of Default and of any other development, financial or otherwise, which might materially and adversely affect (i) the Collateral, or (ii) the ability of Pledgor to timely fulfill its obligations under the Note, this Agreement, the Novation Agreement, and any other Transaction Documents;

(k) Pledgor will execute and deliver to Secured Party all financing statements and other documents and take such other actions as may from time to time be requested by Secured Party in order to maintain a first and prior perfected security interest in the

Collateral; and Pledgor will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any other lien or encumbrance;

(l) Except as otherwise disclosed to Secured Party, Pledgor will not (i) maintain its principal place of business at a location other than the location specified on the signature page hereof, (ii) change its name, (iii) change its taxpayer identification number, (iv) change the organizational identification number issued by its jurisdiction of formation, (v) change its mailing address, or (vi) change its jurisdiction of organization, unless Pledgor shall have given Secured Party not less than 30 days’ prior written notice thereof, and Secured Party shall have determined that such change will not adversely affect the validity, perfection, or priority of Secured Party’s security interest in the Collateral;

(m) Other than financing statements naming Secured Party as the secured party, Pledgor will not file or authorize the filing on its behalf of any financing statement naming it as a debtor covering all or any portion of the Collateral; and

(n) Pledgor will not take any action, or permit the Company or any other Person to take any action, that would have the effect of (i) causing the Interests to become uncertificated Securities or to “opt out” of Article 8 of the UCC, or (ii) otherwise amend, modify, or supplement the Organizational Documents in any way that would be adverse to Secured Party and its rights in and to the Collateral.

(o) Pledgor shall prepare, at its own expense, financial statements for each calendar quarter and calendar year, which financial statements shall (i) be in accordance with the books and records and accounting methods of Pledgor, (ii) present fairly the financial position and results of operations of Pledgor in all material respects as of the dates and for the periods indicated, and (iii) be prepared in accordance with cash accounting principles consistently applied throughout the periods involved, except as noted therein (each, a “Financial Statement’).  Pledgor shall file periodic reports with the United States Securities and Exchange Commission (the “SEC”) containing the Financial Statements within the period prescribed for each applicable calendar quarter or calendar year by the rules and regulations of the SEC.  Additional books, records, and documents with respect to the Company shall be provided by Pledgor to Secured Party upon Secured Party’s reasonable request and at Secured Party’s expense, except as otherwise prohibited by law.

(p) Pledgor will not take any action, or permit any other Person within Pledgor’s control to take any action, to amend or modify the Amended and Restated Limited Liability Company Agreement in any respect that would or could be adverse to the rights, benefits, or privileges of Secured Party or other holder of the Note under this Agreement or that would be in contravention of this Agreement or the rights of Secured Party or other holder of the Note hereunder without the prior approval of Secured Party, which approval may be given or withheld at the discretion of Secured Party.

9.    Covenant by Secured Party.  Upon the occurrence of an Event of Default, Secured Party hereby covenants to take all action necessary and appropriate to release the Vested Assets from the transfer restrictions under this Agreement and permit the Company to effect the assignment of the Vested Assets to Pledgor and High Plains, as applicable.

10.    Further Assurances.  At any time and from time to time prior to the complete payment and performance of the Obligations, upon the request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, (a) the filing of such financing statements as Secured Party may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder.  A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.  Pledgor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper included as Collateral at any time that it now owns or may hereafter acquire.

11.    Voting Rights.

(a) Provided that no Event of Default shall have occurred and be continuing hereunder, Pledgor shall be entitled to exercise or refrain from exercising all voting and other consensual rights attributable to the Collateral or any part thereof for any purpose not inconsistent with the terns and conditions of this Agreement; and

(b) Immediately after the occurrence and during the continuance of an Event of Default hereunder, all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights attributable to the Collateral or any part thereof pursuant to Section 11(a) hereof or otherwise shall cease (but only for so long as the Event of Default continues), and Secured Party and their successors and assigns shall have the right to exercise or refrain from exercising such rights (but only for so long as the Event of Default continues).  In furtherance of the foregoing, Pledgor shall, and does hereby, make, constitute, and appoint Secured Party as proxy and attorney-in-fact of and for Pledgor, with full power to exercise or to refrain from exercising any and all voting and other consensual rights attributable to the Collateral upon the occurrence and during the continuance of any such Event of Default.  The foregoing appointment and power, being coupled with an interest, are irrevocable until the Obligations have been fully and irreversibly satisfied.

12.    Event of Default; Remedies.

(a)  As used in this Agreement, the term “Event of Default” means:

(i)       the occurrence of a Default, as that term is defined in the Note (but after the giving of notice and the passage of any applicable curative period in respect thereof); or

(ii)       the failure or refusal of Pledgor to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in this Agreement, the Note (other than covenants to pay principal of or interest on the Note), the Novation Agreement, any other Transaction Document, or in any other agreement or instrument securing the Obligations of Pledgor in respect of the Note and such failure or refusal continues uncured for a period of 15 days after receipt of notice from Secured Party; or

(iii)       the discovery by Secured Party that any representation or warranty made or given in this Agreement, the Novation Agreement, or any other Transaction Document by Pledgor was untrue in any material respect when made or given.

(b)  Upon the occurrence of an Event of Default, then, and in any such event, Secured Party shall have all of the rights, powers, privileges, options, and remedies of a secured party under the UCC, and without limiting the foregoing, Secured Party may, subject to the terms of this Agreement, (i) accelerate the Note and cause all interest, principal and other amounts under the Note and Transaction Documents to be immediately due and payable, (ii) collect any and all amounts payable in respect of the Collateral and exercise any and all rights, powers, privileges, options, and remedies of the holder and owner thereof (including voting rights as set forth herein), and (ii) sell, transfer, and/or negotiate the Collateral, subject to the Vested Asset Assignment, or any part thereof, at public or private sale, for cash, upon credit, or for future delivery as Secured Party shall deem appropriate, including, without limitation, at the option of Secured Party, the purchase of all or any part of the Collateral, subject to the Vested Asset Assignment, as applicable, at any public sale by Secured Party.  Upon consummation of any sale, Secured Party shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Collateral so sold, subject to the Vested Asset Assignment.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted.  Pledgor hereby expressly waives notice to redeem and notice of the time, place, and manner of such sale.

(c)  Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral to limit purchasers to those who agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register such sale under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

(d)  If Secured Party determines to exercise their Right to sell any or all of the Collateral in accordance with this Agreement, upon written request, Pledgor from time to time shall, and shall cause the Company, as the issuer of the Collateral to be sold hereunder, to furnish to Secured Party all such information as Secured Party reasonably may request in order to determine the interests and instruments included in the Collateral that may be sold by Secured Party as exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.

13.    Application of Proceeds.  The proceeds of any sale of Collateral sold pursuant to this Agreement, and the proceeds of the exercise of any of Secured Party’s other remedies hereunder, shall be applied by Secured Party as follows:

(a)  First:  To the payment of reasonable costs and expenses incurred by or on behalf of Secured Party, including, but not limited to, court costs and the reasonable fees and expenses of counsel for Secured Party in connection therewith;

(b)  Second:  To the payment in full of the Obligations, in such order of priority as Secured Party shall determine, in its sole discretion; and

(c)  Third:  The excess, if any, shall be paid to Pledgor or any other person lawfully thereunto entitled.

14.    Reimbursement of Secured Party.  Pledgor agrees to reimburse Secured Party, upon demand, for all reasonable expenses, including, without limitation, reasonable attorneys’ fees, incurred by Secured Party in connection with the administration and enforcement of this Agreement.

15.    No Waiver.  No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.  All remedies are cumulative and are not exclusive of any other remedies provided by Law.

16.     Limitation of Liability.  The powers conferred on Secured Party hereunder are solely to protect their interests in the Collateral, and shall not impose any duty upon Secured Party to exercise any such powers.  Except for the exercise of reasonable care in the custody and preservation of the Certificates or other instruments representing Collateral that Secured Party may possess, if actually delivered to Secured Party, and the accounting for monies actually received by Secured Party hereunder, Secured Party shall have no duty as to any Collateral.  Without limiting the generality of the foregoing, Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, regardless of whether Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps in accordance with the standard of care set forth above to maintain possession of any certificates or other instruments representing Collateral in their possession) to preserve rights against any parties with respect to the Collateral, (c) taking any necessary steps to collect or realize upon any of the Obligations or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any certificates or other instruments representing Collateral in their possession if such items are accorded treatment substantially equal to that which Secured Party accords their own property consisting of negotiable securities.

17.    Reorganization.  In the event that the issuer of the Collateral undertakes any corporate reorganization or restructuring and any certificates evidencing the Collateral are in their possession, and so long as no Event of Default exists hereunder, Secured Party agree that, upon the written request of Pledgor, Secured Party shall surrender any certificates evidencing the Collateral to Pledgor in exchange for the securities issued in replacement thereof; provided, however, that such surrender and exchange shall occur only if Secured Party determines, in Secured Party’s discretion, that their security is not in any way diminished or impaired by such surrender and exchange or reorganization.

18.    Entire Agreement; Binding Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and this Agreement and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns.

19.    Governing Law; Amendments.  THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES.  This Agreement may not be amended or modified except in a writing signed by the parties to be charged therewith and in compliance with the terms of the Note.

20.    Further Assurances.  Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, and instruments (including but not limited to the execution and delivery and filing of UCC financing statements with respect to the security interests of this Agreement), as Secured Party at any time may reasonably request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof or in order to assure and confirm unto Secured Party their rights and remedies hereunder.

21.    Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and/or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

22.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one instrument.  Fax or pdf signatures will be sufficient and binding for purposes of this Agreement and will be treated as originals.

23.    Survival of Representations.  All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

24.    Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by Pledgor, together with interest and penalties, if any.  Pledgor shall reimburse Secured Party for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Secured Party) paid or incurred by Secured Party in connection with the administration, collection, and enforcement of this Agreement and in the audit, analysis, administration, collection, and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation, or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by Pledgor.

25.    INDEMNITY.  PLEDGOR HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD SECURED PARTY AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES,  HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT SECURED PARTY IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SECURED PARTY OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR THE OWNERSHIP, DELIVERY, POSSESSION, USE, CONDITION, SALE, OR OTHER DISPOSITION OF ANY COLLATERAL.

26.    Notices.  All notices, requests, demands, and other communications made in connection with this Agreement must be in writing and will be deemed to have been duly given when delivered by (a) first-class, registered, or certified mail, return receipt requested, postage prepaid, or (b) transmitted by courier, hand delivery, or facsimile, addressed to the respective parties at the addresses for such parties on the signature page of this Agreement.  Any notice that is addressed and mailed in the manner herein provided will be conclusively presumed to have been given to the party to which it is addressed and will be deemed effective at the close of business, local time of the recipient, on the third day after the date it is so placed in the mail.  Any notice that is delivered by courier, hand delivery, or facsimile shall be deemed given at the time of actual receipt.  However, if an attempt to give notice by facsimile transmission fails because of any problem with the recipient’s designated facsimile number or facsimile equipment, such notice will nevertheless be considered to have been received at the time such transmission was attempted if it is also sent that day by guaranteed overnight delivery to the recipient for receipt on the following day and received on such following day.  In any case, such notices, requests, demands, and other communications will be sent to such other addresses as either party will notify the other by notice given in the manner described above.

27.     Miscellaneous.  Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

When used herein, the singular shall include the plural, and vice versa, and the use of the masculine, feminine, or neuter gender shall include all other genders, as the context may require.

[Signature Page Follows]

IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.

PLEDGOR:

DIGITAL VALLEYS CORP.

By: _________________________________
Name: ___________________________
Its: _____________________________

Principal Place of Business and Address for Notices: Digital Valleys Corp. Attn: David Brow 1100 Dexter Ave. North, Suite 100 Seattle, Washington 98109 Facsimile: __________________________________

SECURED PARTY:

___________________________________
James H. Edsel

___________________________________
Nancy Edsel

___________________________________
James Edsel, Jr.

Address for Notices:
James H. Edsel
(For and on behalf:
James H. Edsel, Nancy Edsel, and James Edsel, Jr.
Barton Oaks Plaza 1, Suite 435
901 So. MoPac Expressway
Austin, Texas 78746
Facsimile:  (512) 732-9999

[Signature Page to Amended and Restated Membership Interest Pledge and Security Agreement]